Exhibit 3.2.1

FIFTH AMENDED AND RESTATED
BY-LAWS
OF
GAMESTOP CORP.

ARTICLE I
OFFICES
Section 1.     Registered Office. The registered office of GameStop Corp. (the “Corporation”) within the State of Delaware shall be established and maintained at the location of the registered agent of the Corporation.
Section 2.     Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.     Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.
Section 2.     Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an “Annual Meeting”) shall be held at such place, on such date, and at such time as the Board shall each year fix, which date shall be within thirteen (13) months of the last Annual Meeting of stockholders or, if no such meeting has been held, the date of incorporation.
Section 3.     Special Meetings. Except as otherwise required by law, a special meeting of the stockholders of the Corporation may be called at any time by the Chairman of the Board or the Chief Executive Officer or by the Board pursuant to a resolution adopted by a majority of the then authorized number of directors. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
Section 4.     Notice of Meetings. Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered personally or sent by mail, facsimile transmission or e-mail, not less than ten (10) or more than sixty (60) days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed or delivered by facsimile number or e-mail, such notice shall be directed to such stockholder at his mailing address, facsimile number or e-mail address, as applicable, as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed or delivered by facsimile transmission or e-mail to some other mailing address, facsimile number or e-mail address, as applicable, in which case it shall be directed to him at such other mailing address, facsimile number or e-mail address, as applicable. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than thirty (30) days, or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.
Section 5.     Quorum. At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
Section 6.     Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, the Chairman of the Board or holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.
Section 7.     Order of Business.
a.    At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board or (ii) by any stockholder who complies with the procedures set forth in this Section 7 and, if applicable, Section 3 and Section 3A of Article III.
b.    For business properly to be brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, and except as provided in Section 3 and Section 3A of Article III, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, and except as provided in Section 3 and Section 3A of Article III, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) a description of all contracts, arrangements, understandings and relationships between such stockholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder, and the text of the proposal or business (including the text of any resolutions proposed for consideration); (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iv) (A) the class and number of shares of the Corporation which are, directly or indirectly, owned of record by such stockholder and beneficially owned by such beneficial owner and the time period such shares have been held; (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation or has granted any such right to any person or persons, (D) any short interest in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be updated or supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (H) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (I) any material pending or threatened legal proceeding in which such stockholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (J) any direct or indirect material interest in any material contract or agreement of such stockholder or beneficial owner with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (v) a representation that such stockholder and beneficial owner, if any, intend to be present in person at the meeting, (vi) a representation that such stockholder and such beneficial owner, if any, intend to continue to hold the reported shares, Derivative Instruments or other interests through the date of the Corporation’s next Annual Meeting of stockholders, and (vii) such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board and (vii) any material interest of the stockholder in such business. For purposes of satisfying the requirements of clause (iv) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (A) a statement from the record holder of the shares, Derivative Instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, Derivative Instruments or other interests have been held by such beneficial owner, or (B) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares, Derivative Instruments or other interests have been held. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners. A stockholder providing notice pursuant to this Section 7 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 7 and, if applicable, except as provided for in Section 3 and Section 3A of Article III. The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 7 and, if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.
Section 8.     Proxies and Voting. Unless otherwise required by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these By-Laws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the votes of shares of capital stock represented and entitled to vote thereat, voting as a single class. The term “Certificate of Incorporation” as used in these By-Laws includes any Certificate of Designation filed by the Corporation with respect to any series of preferred stock of the Corporation. Every reference in these By-Laws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of capital stock shall refer to such majority or other proportion of the votes to which such shares of capital stock are entitled as provided in the Certificate of Incorporation. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, e-mail of a PDF document, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, e-mail of a PDF document, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.
Section 9.     Inspectors. For each election of directors by the stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint an inspector or inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspector(s) so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.
Section 10.     Remote Participation in Meetings. If so provided in the notice of the meeting or by the presiding officer, stockholders may participate in any stockholders’ meeting by conference telephone, similar communications equipment or other electronic communications technology in a fashion pursuant to which the stockholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the stockholders and pose questions to the participants in the meeting. Stockholders so participating will be deemed present at the meeting.
ARTICLE III
DIRECTORS
Section 1.     Powers. The business of the Corporation shall be managed under the direction of the Board. The Board may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

a.    To declare dividends from time to time in accordance with law;
b.    To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
c.    To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
d.    To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
e.    To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;
f.    To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;
g.    To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
h.    To adopt from time to time regulations, not inconsistent with these By-Laws, for the management of the Corporation’s business and affairs.
Section 2.     Terms and Vacancies. The authorized number of directors of the Corporation shall be fixed in accordance with the Certificate of Incorporation. The entire Board shall be elected annually at each Annual Meeting of stockholders, as provided in the Certificate of Incorporation. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
Section 3.     Nominations of Directors; Election.
a.    Nominations for the election of directors may be made by the Board or a committee appointed by the Board, by any Eligible Stockholder (as defined below) complying with the procedures set forth in Section 3A, or by any stockholder of the Corporation entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3. Directors shall be at least 21 years of age. Directors need not be stockholders.
b.    Nominations by stockholders, made pursuant to this Section 3, shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, such person’s written consent to being a nominee and to serving as a director if elected (B) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant, (C) a description of any agreements, arrangements and understandings between the recommending stockholder and the beneficial owner, if any, and the recommended nominee regarding the nomination, and (D) a description of all relationships between the recommended nominee and any of the Corporation’s competitors, customers, and suppliers; and (ii) as to the stockholder giving the notice, the (A) name and address, as they appear on the Corporation’s books, of such stockholder, (B) (1) the class and number of shares of the Corporation which are, directly or indirectly, owned of record by such stockholder and beneficially by such beneficial owner and the time period that such shares have been held, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation or has granted any such right to any person or persons, (4) any short interest in any security of the Corporation, (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be updated or supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (8) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (9) any material pending or threatened legal proceeding in which such stockholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (10) any direct or indirect material interest in any material contract or agreement of such stockholder or beneficial owner with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (C) a representation that such stockholder and beneficial owner, if any, intend to be present in person at the Annual Meeting, (D) a representation that such stockholder and such beneficial owner, if any, intend to continue to hold the reported shares, Derivative Instruments or other interests through the date of the Corporation’s next Annual Meeting of stockholders, (E) a completed and signed questionnaire and consent required in clauses (i) and (ii) of Section 3(c), prepared with respect to and signed by such stockholder and beneficial owner, and (F) such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board. For purposes of satisfying the requirements of clause (ii)(B) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (i) a statement from the record holder of the shares, Derivative Instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, Derivative Instruments or other interests have been held by such beneficial owner, or (ii) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares, Derivative Instruments or other interests have been held. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners. A stockholder providing notice pursuant to this Section 3 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
c.    To be eligible for consideration to be nominated for election or reelection as a director of the Corporation, the notice required pursuant to this Section 3 must be accompanied by (i) a written questionnaire with respect to the background and qualification of such recommended nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and (ii) the written consent of each recommended nominee to: (A) provide, within such time period specified by the Corporation, such information concerning the recommended nominee as may reasonably be required by the Nominating and Corporate Governance Committee (the “Governance Committee”) and/or Board to determine the eligibility of such recommended nominee to serve as an independent director of the Corporation, that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, and (B) a background check to confirm the qualifications of the recommended nominee and to make such other determinations as the Governance Committee or the Board may deem appropriate or necessary, and (iii) the written representation and agreement (in the form provided by the Secretary upon written request) of the recommended nominee that he or she (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not a party to any agreement, arrangement or understanding that the nominee has with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and that he or she will promptly disclose to the secretary any such agreement, arrangement, or understanding that arises at any time during the nominee’s service on the Board, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
d.    A person is not eligible to serve as a director if he or she: (i) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (ii) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (iii) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (A) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (B) breached a fiduciary duty involving personal profit; or (iv) has been nominated by a person who would be disqualified from serving as a Director of this Corporation under this Article III.
e.    At any meeting of stockholders for the election of one or more directors at which a quorum is present, each director shall be elected by vote of a majority of the votes cast with respect to the director, provided that if the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote at the election. For purposes of this Section 3(e), a majority of the votes cast means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. Votes cast shall not include (i) a share whose ballot is marked as “withheld”, (ii) a share otherwise present at the meeting but for which there is an abstention, and (iii) a share otherwise present at the meeting as to which the shareholder gives no authority or direction. If a director then serving on the Board does not receive the required majority, the director shall tender his or her resignation to the Board. Within ninety (90) days after the date of the certification of election results, the Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken, and the Board will act on the tendered resignation, taking into account the Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance Committee or the decision of the Board with respect to such resignation. For the avoidance of doubt, if such resignation is accepted by the Board, the Board may fill such vacancy in accordance with the provisions of paragraph (b) of Article FIFTH of the Certificate of Incorporation.
Section 3A. Inclusion of Stockholder Nominations In the Corporation’s Proxy Materials.
a.    Proxy Access. Subject to compliance with the terms and conditions set forth in these By-Laws, in connection with an Annual Meeting, the Corporation shall include in its proxy statement and form of proxy, in addition to the persons nominated for election by the Board or any committee thereof: (i) the name of any person nominated for election to the Board by a record stockholder who is, or is acting on behalf of, an Eligible Stockholder (as defined below) pursuant to this Section 3A (such nominated person, the “Stockholder Nominee”) and (ii) the Required Information (as defined below) relating to any Stockholder Nominee.
b.    Timeliness of Notice. To nominate a Stockholder Nominee for inclusion in the Corporation’s proxy statement and form of proxy, a record stockholder who is, or is acting on behalf of, an Eligible Stockholder must provide a timely notice that expressly elects to have the Eligible Stockholder’s Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 3A (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 120th day nor earlier than the 150th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s Annual Meeting; provided, however, that in the event that no Annual Meeting was held in the previous year or if the date of the Annual Meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year’s Annual Meeting, then, for a Notice of Proxy Access Nomination by the record stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such Annual Meeting, or (y) the tenth (10th) day following the day on which notice or prior public disclosure of the date of such Annual Meeting is given or made to stockholders (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall an adjournment of an Annual Meeting of stockholders, or postponement of any previously scheduled Annual Meeting of stockholders for which notice has been given (or with respect to which public disclosure of the date of the meeting was made), commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination under this Section 3A.
c.    Information Included in Proxy Materials. The Eligible Stockholder may provide to the Secretary of the Corporation a written statement for inclusion in the Corporation’s proxy statement for the applicable Annual Meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Stockholder Nominee (the “Statement”). In order to have a Statement included in the proxy statement an Eligible Stockholder must submit the Statement to the Secretary of the Corporation at the same time that such Eligible Stockholder’s Notice of Proxy Access Nomination is submitted to the Secretary of the Corporation. For purposes of this Section 3A, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act and (ii) if the Eligible Stockholder so elects, a Statement. Notwithstanding anything to the contrary contained in this Section 3A, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it believes would violate any applicable law or regulation. Nothing in this Section 3A shall limit the Corporation’s ability to solicit against any Stockholder Nominee and include in the Corporation’s proxy statement and additional proxy materials its own statements relating to any Stockholder Nominee.
d.    Number of Stockholder Nominees. The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an Annual Meeting of stockholders shall not exceed the greater of (i) two or (ii) 25% of the number of directors in office and subject to election by the holders of shares of Common Stock as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below 25% (the number determined pursuant to clause (i) or clause (ii) of this sentence, as applicable, the “Permitted Number”); provided, that in the event that one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Nomination Date and before the date of the applicable Annual Meeting of stockholders and the Board resolves to reduce the size of the Board in connection therewith such that the number of directors subject to election by the holders of shares of Common Stock is reduced, then the Permitted Number shall be calculated based on the number of directors in office as so reduced. The Permitted Number shall be reduced by (i) the number of director candidates for which the Corporation shall have received one or more notices that a stockholder intends to nominate director candidates at such applicable Annual Meeting of stockholders pursuant to Section 3 of this Article III and not pursuant to this Section 3A, (ii) the number of director candidates that will be included in the Corporation’s proxy materials with respect to such Annual Meeting of stockholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares by such stockholder or group of stockholders from the Corporation), other than any such director candidate referred to in this clause (ii) who was elected, as a nominee of the Board, at both of the two Annual Meetings of stockholders immediately preceding the applicable Annual Meeting of stockholders, provided that the Permitted Number after such reduction with respect to the foregoing clause (i) and this clause (ii) will in no event be less than one, (iii) the number of incumbent director candidates who previously were Stockholder Nominees at either of the two Annual Meetings of stockholders immediately preceding the applicable Annual Meeting and whose re-election at the upcoming Annual Meeting is being recommended by the Board and (iv) the number of director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 3A, but who were thereafter nominated by the Board. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3A exceeds the Permitted Number, each Eligible Stockholder (or group thereof constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Common Stock of the Corporation each Eligible Stockholder (or group thereof) disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder (or group thereof) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 3A (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 3A) other than due to a failure by the Corporation to include such Stockholder Nominee in the proxy materials in violation of this Section 3A, no other nominee or nominees shall be substituted for such Stockholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 3A.
e.    Group Provisions to Determine Eligible Stockholder. An “Eligible Stockholder” is one or more persons who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined in Section 3A(f)), for at least three years as of the date the Notice of Proxy Access Nomination is received by the Corporation, shares representing at least 3% of the shares of Common Stock outstanding as of the date of such Notice of Proxy Access Nomination (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Corporation and the date of the applicable Annual Meeting of stockholders; provided that the aggregate number of record stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 25. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (as amended from time to time the “Investment Company Act”) (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one record stockholder or beneficial owner for the purpose of determining the aggregate number of record stockholders and beneficial owners in this paragraph, and treated as one person for the purpose of determining “ownership” as defined in this Section 3A, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 3A. No record stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder under this Section 3A, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder under this Section 3A. For the avoidance of doubt, the Required Shares will qualify as such if and only if the beneficial owner of such shares has itself beneficially owned such shares continuously for the three-year period ending on the date the Notice of Proxy Access Nomination is received by the Corporation and through other applicable dates referred to above (in addition to the other applicable requirements being met).
f.    Definition of Ownership. For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. “Ownership” shall include shares held in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct disposition thereof and possesses the full economic interest in the shares; provided that this provision shall not alter the obligations of a record stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period (x) in which shares have been loaned if the person claiming ownership may recall such loaned shares on no more than five (5) business days’ notice or (y) in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
g.    Contents of Notice of Proxy Access Nomination. The Notice of Proxy Access Nomination shall set forth or be submitted with the following information and materials in writing (including, as applicable, with respect to each Eligible Stockholder, every member of any group that is together such Eligible Stockholder other than a Custodian Holder):
i.    with respect to each of the Stockholder Nominee(s) and each Eligible Stockholder, the information identified in Section 3(b)(i) of this Article III and Section 3(b)(ii) of this Article III, as applicable;

ii.    the written consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected;
iii.    a copy of the Schedule 14N that has been, or concurrently is, filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
iv.    with respect to each Eligible Stockholder and its affiliates or associates or others acting in concert therewith and each Stockholder Nominee, all information as would be required to be disclosed in a solicitation of proxies for the election of such Stockholder Nominee as a director in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
v.    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant; and
vi.    a completed director questionnaire required by clause (i) of Section 3(c) of this Article III signed by the Stockholder Nominee(s) (a form of which shall be provided by the Secretary of the Corporation promptly following a request therefor).
In addition, the Notice of Proxy Access Nomination must be submitted with a signed and written agreement of the Eligible Stockholder (and each member of any group that together is an Eligible Stockholder other than a Custodian Holder) setting forth:
i.    a representation that the Eligible Stockholder (1) acquired ownership of the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board at the applicable Annual Meeting of stockholders any person other than its Stockholder Nominee(s), (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable Annual Meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board, (4) will not distribute to any person any form of proxy for the applicable Annual Meeting of stockholders other than the forms distributed by the Corporation and (5) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 3A;
ii.    a representation that (1) within five (5) business days after the date that the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder will provide one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three-year holding period) that, as of a date within seven (7) days prior to the date that the Notice of Proxy Access Nomination was received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, (2) within five (5) business days after the record date for determining stockholders entitled to vote at the Annual Meeting, the Eligible Stockholder will provide one or more written statements from the record holder (and from each intermediary through which the Required Shares are held) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through such record date and (3) the Eligible Stockholder will provide immediate written notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the applicable Annual Meeting of stockholders;
iii.    in the case of a nomination by a group of persons that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the Eligible Stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
iv.    an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 3A, (3) file with the Securities and Exchange Commission any soliciting material with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, (4) comply with all laws and regulations applicable to any solicitation in connection with the Annual Meeting and (5) provide the Corporation prior to the Annual Meeting of stockholders such additional information as necessary or reasonably requested by the Corporation. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation satisfactory to the Corporation that demonstrates that the funds comprising the Qualifying Fund are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act.

Any information required by this Section 3A to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Stockholder Nominee, as applicable, by delivery to the Secretary of the Corporation (1) no later than ten (10) days after the record date for determining the stockholders entitled to vote at the Annual Meeting of stockholders, of such information as of such record date and (2) no later than five (5) days before the Annual Meeting of stockholders, of such information as of the date that is ten (10) days before the Annual Meeting of stockholders. Further, in the event that any information or communications provided (pursuant to this Section 3A or otherwise) by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any defect (including any inaccuracy or omission).
h.    Information and Agreements from Nominees. At the request of the Corporation, each Stockholder Nominee must:
i.    provide an executed agreement, in a form satisfactory to the Corporation, that the Stockholder Nominee (1) has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other policies and guidelines of the Corporation applicable to directors (which will be provided by the Corporation following a request therefor), (2) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a Stockholder Nominee or as a director of the Corporation, in each case that has not been disclosed to the Corporation and (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director and
ii.    provide within five (5) business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board to determine (1) if such Stockholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (2) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the standards used by the Corporation for determining director independence, (3) if such Stockholder Nominee would, by serving on the Board, violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the Common Stock of the

Corporation is listed or any applicable law, rule or regulation and (4) if such Stockholder Nominee is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.
i.    Ineligibility of Certain Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that Annual Meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 15% of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 3A for the next two Annual Meetings of stockholders. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 3A or any other provision of these By-Laws, the Certificate of Incorporation or applicable law or regulation at any time before the applicable Annual Meeting of stockholders, will not be eligible or qualified for election at such Annual Meeting of stockholders and no other nominee may be substituted by the Eligible Stockholder that nominated such Stockholder Nominee.
j.    Exclusion of Stockholder Nominees from Proxy Materials. The Corporation shall not be required to include, pursuant to this Section 3A, a Stockholder Nominee in its proxy materials for any Annual Meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board:
i.    who is not independent under (a) the rules or listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, (b) any applicable rules of the Securities and Exchange Commission or any other regulatory body with jurisdiction over the Corporation or (c) any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board;
ii.    whose election as a member of the Board would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed or any applicable law, rule or regulation;
iii.    who is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year;
iv.    who is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
v.    who is or has been, within the past 3 years, as officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

vi.    if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Corporation;
vii.    if the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these By-Laws, including, without limitation, this Section 3A;
viii.    if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable Annual Meeting of stockholders; or
ix.    if the Stockholder Nominee would otherwise be ineligible to serve as a Director under Section 3(d) of this Article III.
For the purpose of this subsection (j), the occurrence of clauses (i) through (v) and, to the extent related to a breach or failure by the Stockholder Nominee, clauses (vi) and (vii) will result in the exclusion from the proxy materials pursuant to this Section 3A of the specific Stockholder Nominee to whom the ineligibility applies or, if the proxy statement for the applicable Annual Meeting of stockholders already has been filed, the ineligibility of such Stockholder Nominee to stand for election. The occurrence of clause (viii) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (vi) or (vii) will result in the shares owned by such Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) being excluded from the Required Shares (and, if as a result the persons who together nominated the Stockholder Nominee shall no longer constitute an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 3A of all of the applicable stockholder’s Stockholder Nominees from the applicable Annual Meeting of stockholders or, if the proxy statement for the applicable Annual Meeting has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to stand for election).
k.    Interpretation; Attendance of Eligible Stockholder at Annual Meeting. The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 3A and to make any determinations necessary or advisable to apply this Section 3A to any persons, facts or circumstances, in each case, acting in good faith. Notwithstanding the foregoing provisions of this Section 3A, unless otherwise required by law or otherwise determined by the Chairman of the meeting, if none of: (i) the Eligible Stockholder, (ii) a Qualified Representative (as defined below) of the Eligible Stockholder or (iii) if the Eligible Stockholder is comprised of a group, a member of such group, appears at the Annual Meeting of stockholders of the Corporation to present such Eligible Stockholder’s Stockholder Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Stockholder Nominee(s) may have been received by the Corporation.
l.    Exclusive Method of Proxy Access. This Section 3A shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.
m.    As used in this Section 3A, the following terms shall have the meanings set forth below:
i.    “Common Stock” means the common stock of the Corporation, par value $.001 per share.
ii.    “Custodian Holder”, with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not “own” (as defined in Section 3A) any of the shares comprising the Required Shares of the Eligible Stockholder.
iii.    “person” means, as applicable, any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, association, trust or other entity or organization.
iv.    A “Qualified Representative” of an Eligible Stockholder means a person that is a duly authorized officer, manager or partner of such Eligible Stockholder or is authorized by a writing (i) executed by such Eligible Stockholder, (ii) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such Eligible Stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such Eligible Stockholder and (iii) stating that such person is authorized to act for such Eligible Stockholder with respect to the action to be taken.
Section 4.     Place of Meetings. The Board may hold meetings, both regular and special, at the Corporation’s office in the State of Delaware or at such other places in or outside of the State of Delaware, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.
Section 5.     Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine.
Section 6.     Special Meetings. Special meetings of the Board may be called by a majority of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he shall fix.
Section 7.     Notice of Meetings. Notice of each special meeting of the Board stating the time, place and purposes thereof, shall be (i) mailed to each director not less than 120 hours prior to the meeting, addressed to him at his residence or usual place of business, or (ii) shall be sent to him by e-mail or facsimile transmission so addressed, or shall be given personally or by telephone, on 24 hours’ notice.
Section 8.     Quorum and Manner of Acting. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required by these By-Laws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.
Section 9.     Resignation. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the President of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
Section 10.     Compensation of Directors. The Board may provide for the payment to any of the directors of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
COMMITTEES OF THE BOARD
Section 1.     Appointment and Powers of Executive Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Executive Committee of the Board, which shall consist of such number of members as the Board shall determine. Except as provided by Delaware law, any committee so designated may exercise the power and authority of the Board to declare dividends, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution that designates the committee or a supplemental resolution of the Board shall so provide. Except as provided by Delaware law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board. The Executive Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee. Either the Chairman of the Board or the Chairman of the Executive Committee may call the meetings of the Executive Committee.
Section 2.     Appointment and Powers of Audit Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; (v) review related party transactions and (vi) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.
Section 3.     Compensation Committee; Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute a Compensation Committee and such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.
Section 4.     Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.
Section 5.     Changes in Committees; Resignations; Removals. The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the President of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.
ARTICLE V
OFFICERS
Section 1.     Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board. Officers shall be elected by the Board, which shall consider that subject at its first meeting after every Annual Meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The failure to elect a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Vice President, Secretary or Treasurer shall not affect the existence of the Corporation.
Section 2.     Chairman of the Board. The Chairman of the Board shall be responsible for implementing all orders and resolutions of the Board. The Chairman of the Board shall also be a director and shall preside at all meetings of the stockholders and directors at which he or she is present and shall have such other powers and duties as the Board or any other duly authorized committee shall from time to time designate.
Section 3.     Chief Executive Officer. The Chief Executive Officer shall have general and active responsibility for the management of the business of the Corporation and shall perform such duties as are conferred upon him or her by these By-Laws or as may from time to time be assigned to him or her by the Chairman of the Board or the Board. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and directors.

Section 4.     Chief Operating Officer. The Chief Operating Officer shall have general supervision and control over the day-to-day business and management of the corporation, subject to the control of the Chief Executive Officer and the Board, and shall see that all orders and resolutions of the Board are carried into effect.
Section 5.     President. Subject to the provisions of these By-Laws and to the direction of the Board, the President shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. In the absence of the Chairman of the Board and Chief Executive Officer, the President shall preside at all meetings of the stockholders and directors.
Section 6.     Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
Section 7.     Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board may from time to time prescribe.
Section 8.     Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Board may from time to time prescribe.
Section 9.     Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Section 10.     Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board.
Section 11.     Resignations. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 12.     Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

Section 13.     Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chairman of the Board or any officer of the Corporation authorized by the Chairman of the Board shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
Section 14.     Bonds of Officers. If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board may require.
Section 15.     Compensation. The salaries of the officers shall be fixed from time to time by the Board, unless and until the Board appoints a Compensation Committee.
Section 16.     Officers of Operating Companies or Divisions. The Chairman of the Board shall have the power to appoint, remove and prescribe the terms of office, responsibilities, duties and salaries of, the officers of the operating companies or divisions, other than those who are officers of the Corporation.
ARTICLE VI
CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.
Section 1.     Contracts. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.
Section 2.     Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.
Section 3.     Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.
Section 4.     Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositors as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-Laws, as them may deem advisable.
ARTICLE VII
CAPITAL STOCK
Section 1.     Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her unless and until the Board adopts a resolution permitting shares to be uncertificated. Any or all of the signatures on the certificate may be by facsimile.
Section 2.     Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, at the principal place of business of the Corporation.
The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
Section 3.     Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where uncertificated shares are issued or a certificate is issued in accordance with Section 5 of Article VII of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
Section 4.     Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 4). If no record date has been fixed by the Board within ten (10) days after the date on which such request is received, and no prior action by the Board is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 10 hereof. If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
Section 5.     Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another certificate or uncertificated shares may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.
Section 6.     Uncertificated Shares of Stock. Any or all classes and series of stock, or any part thereof, may be issued as uncertificated stock except that such a provision shall not apply to stock represented by a certificate until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates by Section 1 of this Article. Except as otherwise expressly provided by law, the rights and obligations of the holders of stock represented by certificates and the rights and obligations of the holders of uncertificated stock of the same class and series shall be identical.
Section 7.     Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

ARTICLE VIII
NOTICES
Section 1.     Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or with a recognized overnight delivery service or by sending such notice by e-mail or by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by overnight delivery service, or by e-mail or facsimile, shall be the time of the giving of the notice.
Section 2.     Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
ARTICLE IX
MISCELLANEOUS
Section 1.     Facsimile and E-mail Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile and e-mail (in PDF) signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.
Section 2.     Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 3.     Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 4.     Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.
Section 5.     Time Periods. In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE X
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1.     Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article X with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of the Corporation.
Section 2.     Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article X shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article X shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3.     Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article X is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.
Section 4.     Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, the Corporation’s Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5.     Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 6.     Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE XI
AMENDMENTS
The Board is expressly empowered to adopt, amend or repeal these By-Laws. Any adoption, amendment or repeal of these By-Laws by the Board shall require the approval of a majority of the entire Board. The stockholders shall also have power to adopt, amend or repeal these By-Laws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or the Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these By-Laws.
ARTICLE XII
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought by or in the name of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws, or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article XII.